EX-99.906CERT

CERTIFICATION

I, Rick Gonsalves, Chief Executive Officer and Bob Anastasi, Chief Financial Officer and Treasurer of DSS AmericaFirst Quantitative Funds (the “Registrant”), certifies to the best of his or her knowledge that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended December 31, 2022 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer

Chief Financial Officer and Treasurer

DSS AmericaFirst Quantitative Funds

DSS AmericaFirst Quantitative Funds

/s/ Rick Gonsalves

/s/ Bob Anastasi

Rick Gonsalves

Bob Anastasi

Date: March 7, 2023

Date: March 7, 2023

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to DSS AmericaFirst Quantitative Funds and will be retained by DSS AmericaFirst Quantitative Funds and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.